Soleno Therapeutics Announces Sale of Non-Strategic Assets to Flexicare, Inc.

REDWOOD CITY, Calif., July 24, 2017 - Soleno Therapeutics, Inc. (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced the sale of one of its non-strategic subsidiaries, NeoForce, Inc., which manufacturers and promotes a range of innovative pulmonary resuscitation solutions in the neonatal market, to Flexicare, Inc., a privately-held, leading UK-based manufacturer of airway management, anesthesia and critical care medical devices.

“We have recently refocused our business on the development and commercialization of novel therapeutics for the treatment of rare diseases,” said Anish Bhatnagar, M.D., Chief Executive Officer of Soleno Therapeutics. “As such, we are pleased to monetize these non-strategic assets, which allows us to focus our resources on our lead product candidate, Diazoxide Choline Controlled-Release (DCCR), currently in clinical development for Prader-Willi syndrome (PWS), a rare and complex genetic neurobehavioral disorder affecting appetite, growth, metabolism, cognitive function, and behavior. We expect to initiate a Phase III clinical trial for DCCR by the end of 2017.”

“The acquisition of NeoForce advances Flexicare’s mission of providing high quality medical devices, expanding its neonatal portfolio and footprint both in the US and internationally. We will support NeoForce’s ambition to become a leading supplier of neonatal resuscitation devices, caring for our most vulnerable of patients. This is a long-term strategic investment in a growing sector that we are actively pursuing and will continue to invest in to realize our full potential within this market segment,” said Ghassem Poormand, President Flexicare, Inc.

About Soleno Therapeutics, Inc.
Soleno Therapeutics, Inc. (Soleno) is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company is currently advancing its lead candidate, DCCR, a once-daily oral tablet for the treatment of PWS, into a Phase III clinical development program at the end of 2017. PWS is a rare and complex genetic neurobehavioral/metabolic disorder affecting appetite, growth, metabolism, cognitive function and behavior. DCCR has received Orphan Drug Designation from the US FDA for the treatment of PWS. Diazoxide choline controlled-release tablet is a novel, proprietary controlled-release, crystalline salt formulation of diazoxide, which is administered once-daily. In the PWS pilot study, DCCR showed promise in addressing the hallmark symptoms of PWS, most notably hyperphagia. Soleno, through its wholly owned subsidiary, Capnia, Inc., continues to market Capnia’s innovative medical devices, including the CoSense® End-Tidal Carbon Monoxide (ETCO) monitor, which measures ETCO and is used by hospitals to detect hemolysis in newborns.

For more information, please visit www.soleno.life.

About Flexicare
Flexicare is a privately owned, leading manufacturer and supplier of medical devices with over 40 years of experience in the healthcare sector. Headquartered in the UK, Flexicare is a major supplier to the NHS and private institutions in the UK, as well as having an international presence in over 105 countries through its appointed distributors and supported by its own subsidiaries in the US, Middle East, India, China, Japan, Australia and Malaysia.

For more information, please visit www.flexicare.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to initiate the Phase III clinical development program of DCCR in PWS by the end of 2017. We may use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Additional factors that could materially affect actual results can be found in Capnia’s Form 10-Q filed with the Securities and Exchange Commission on May 11, 2017, including under the caption titled "Risk Factors." Capnia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contact:
Brian Ritchie
LifeSci Advisors, LLC
212-915-2578